                                                                 October 4, 1996

Messrs. Gunesch and Morton
RHEIN-NADEL MASCHINENNADEL GmbH
Reichsweg 19/42
Postfach 1408
D-52068 Aachen Germany

            Re:  AGREEMENT between
                 RHEIN-NADEL/MUVA and
                 /UNITY/SUNBRAND

Gentlemen:

      I am In receipt of your fax of September 30, 1996 pointing out the error on page 4 of the above agreement regarding minimum purchase levels of Unity. We are in agreement with the revision to the levels as you discussed with Alan Lee in June and inadvertently executed an earlier draft of the agreement.

      As discussed with Alan Lee, the levels for Unity will be as follows:

                  1 Jan 97 - 31 Dec 97    9.0 million needles
                  1 Jan 98 - 31 Dec 98    10.0 million needles

      Enclosed is a revised page 4 of the agreement which I have initialled. Please indicate acceptance of this by signing the enclosed duplicate of this letter and returning to me.

      I wish to thank you for bringing this to my attention.

      Regards.

                                   Sincerely,

                                   /s/ John K. Ziegler, Jr.
                                   ---------------------------------
                                   John K. Ziegler, Jr.

                                A G R E E M E N T

Between Messrs:               RHEIN-NADEL MASCHINENNADEL GMBH
                              (called hereafter RN)
                                        &

                              MUVA MASCHINENNADEL GMBH
                              (called hereafter MUVA)

both located at               Reichsweg 19-42
                              52068 Aachen
                              Germany
                              (collectively called hereafter RN/MUVA)

and Messrs:                   WG, Inc.
                              (called hereafter WG)
located at                    900 Milik Street
                              Carteret, New Jersey 07008-1117
                              USA

including                     Unity Sewing Supply Co.
                              A Division of WG, Inc.
                              Carteret, New Jersey, USA
                                          &
                              Sunbrand
                              A Division of WG, Inc.
                              Atlanta, Georgia, USA

1. This agreement becomes effective January 01 1997 and supersedes all previous agreements.

2. RN/MUVA grant the exclusive sales rights for RN and MUVA brand sewing machine needles to WG for the territory of the United States of America for the term specified in paragraph 10 but not exempt the provisions of paragraph 11.

3. WG agree not to represent any other manufacturers of sewing machine needles or to import, either directly or indirectly, sewing machine needles in the U.S.A. from other sources unless with the knowledge and approval of RN/MUVA. Except that SB will be permitted to sell Schmetz needle in reasonable quantities over the term of this agreement. For each and every breach of this obligation the agreement can be terminated by RN/MUVA under the provisions of paragraph 13.

      WG shall inform us on the RN/MUVA needle sales of each month and stock level at the end of the month. This information to be submitted latest 3 weeks from the past month. WG shall not reveal, either during the term of the agreement or after its termination, the trade secrets of RN/MUVA nor use such secrets otherwise than for purposes of the agreement.

4. All enquiries received by RN/MUVA from interested parties in the U.S.A. will be passed to WG. WG shall always keep RN/M W A informed of their activities as well as of the market conditions within the territory and their special promotion and sales activities.

5. Payment terms are for UNITY 30 days after invoice date ./. 1.75% and for SUNBRAND by draft 120 days from shipping date. All losses caused by delayed settlement of invoices are for the account of WG and are to be paid promptly. The goods remain the property of RN/MUVA until complete payment is received.

6. Present prices are as in the enclosed annex 1 in US$ and are CIF port of entry, customs duties not included. Prices will be changed according to market conditions and/or unavoidable increases in the cost price of the products. Prices can be modified if significant changes occur in the US$/DM exchange rate.

7. RN/MUVA hereby grants WG a license which is exclusive for the U.S.A. to use the RN and MUVA names and trademarks during the term of this agreement but only in connection with the sale or use of sewing machine needles and other needle products manufactured or sold by RN/M W A.

8. WG agrees to engage itself with all means reasonably available in the promotion and sale of RN/MUVA needles in the U.S.A. In principle, the costs of advertising and exhibitions will be for the account of WG.

9. WG is obliged to inform RN/MUVA in advance about all changes and alterations in their present status (management, effective control etc.) by registered letter.

10. The validity of this agreement is two years starting January 01, 1997. This agreement will be renewed automatically for the period of one year unless either party notifies the other that the agreement will not be renewed. This notice has to be made by registered letter upon not less than three months warning. Expiration or termination of this agreement shall not affect WG's right to receive and sell needles which are on order or in their possession at the time of expiration or termination and the license referred to in paragraph 7 shall continue to the extent necessary to permit WG's disposition of such needles.

      In case of gross negligence or exceptional circumstances each party has the right to cancel the contract under the provisions of paragraph 13.

11. The specified minimum purchase volumes are applicable for the following years:

                                    UNITY                   SUNBRAND
                                    -----                   --------
      1/Jan. 97 - 31/Dec. 97        9.0 Million needles     6.0 Million needles
      1/Jan. 98 - 31/Dec. 98        10.0 Million needles    7.0 Million needles

      In case the above mentioned minimum purchase volumes are not reached, the exclusive sales rights as in the provisions of paragraph 2 can be cancelled by RN/MUVA upon not less than 90 days notice to WG.

12. German law applies. Place of jurisdiction is Aachen. In the event of any dispute between the parties concerning or arising out of this agreement, the same shall be settled by arbitration conducted in Aachen in accordance with the rules of the International Chamber of Commerce and judgment upon any award rendered by the arbitrators may be entered in Aachen.

13. No termination of this agreement may be effected or asserted by RN/M W A without notice to WG stating the default and WG's failure to cure the same within ten days thereafter. Any notice of default or notice pursuant to paragraph 10 or 11 shall be in writing and shall be given either by personal delivery against receipt or by facsimile transmission (with acknowledgment of receipt).

14. Force majeure and other events which render the delivery substantially more difficult or impossible for RN/MUVA, e.g. interruption of production, loss, delays in the delivery of important raw materials, strike, lock-out - whether in RN/MUVA's or his sub-contractors works shall extend the delivery period by the duration of such hindrance, plus reasonable initial period. In these cases, RN/MUVA shall also have the right to rescind the delivery obligations affected by the a.m. factors, in which event WG shall not be entitled to claim damages therefor.

15. Except when the agreement is terminated by reason of a breach by either party, no compensation shall be payable in consequence of a termination or failure to renew the contract.

16. Should individual conditions of this agreement become invalid or be rendered invalid at a later date, the validity of the remaining conditions is not affected.

Aachen,

RHEIN-NADEL/MUVA                    WG, INC.
MASCHINENNADEL GMBH

/s/ Morton & Gunesch                /s/ John K. Ziegler
---------------------------         ---------------------------

                                    UNITY SEWING SUPPLY CO.

                                    /s/ John K. Ziegler
                                    --------------------------
                                    SUNBRAND

                                    /s/ Camille Aucell
                                    --------------------------

PRICES FOR DOMESTIC SEWING MACHINE NEEDLES IN US $ PER 1,000
CIF NEWARK

   Needle      Self-Service card   Self-Service card       Chip         Chip
                   5 needles          10 needles        5 needles    10 needles
               -----------------   -----------------   -----------  ------------
130/705 H            $82,07             $69,70            $74,64          ?
Regular

130/705 H            $89,61             $76,90            $82,00       $73,28
Ball Point

130/705 H           $114,70            $102,10           $107,30       $98,40
Jeans

130/705 H           $129,50            $116,80           $122,00      $113,10
Stretch

130/705             $129,50            $116,80           $122,00      $113,10
Leather

Blx1                $114,70            $102,10           $107,30       $98,40

Dcx1/               $137,30            $124,90           $130,00      $121,10
81x1

DCx1F               $156,80            $144,10           $149,30      $140,60

PRESENT RANGE OF SELF-SERVICE DOMESTIC NEEDLE CARDS

Needle         Sizes
------         -----
Regular        60/8, 70/9, 80/11, 90/14, 100/16, 110/18, 120/19

               Assortments        5.  70/9 x 2
                                      80/11 x 3
                                      90/14 x 1

                                  10. 70/9 x 2
                                      80/11 x 3
                                      90/14 x 3
                                      100/16 x 2

Ball Point     70/9, 80/11, 90/14

               Assortments        5.  70/9 x 2

                                      80/11 x 2
                                      90/14 x 1

                                  10. 70/9 x 2
                                      80/11 x 2
                                      90/14 x 1

Jeans          90/14, 100/16,
               110/18

               Assortment         5.  90/14 x 2
                                      100/16 x 2
                                      110/18 x 1

PRICES INDUSTRIAL SEWING MACHINE NEEDLES USA IN US $ PER 1,000
CIF ATLANTA / NEWARK / LOS ANGELES
VALID FROM 1ST JULY 1995

   Price Group           US $           Price Group           US$
   -----------           ----           -----------           ---

        1                73,20              16              342,10

        2                98,40              17              365,30

        3               113,10              18              390,50

        4               121,10              19              413,60

        5               130,70              20              480,90

        6               140,50              21              553,90

        7               165,50              22              622,90

        8               188,20              23              695,30

        9               209,80              24              773,00

        10              224,90              25              923,10

        11              242,00              26             1.026,80

        12              257,60              27             1.126,90

        13              272,80              28             1.207,50

        14              294,10              29             1.326,60

        15              317,30              30             1.445,40

System             US$
------             ---
UY 128             132,50

UY 154 GAS         285,30

UY 154 FGS         285,30

UY 154 GHS         285,30

UY 154 GJS         351,10

UY 154 GBS         432,30

UY 154 GCS         432,30

UY 154 GDS         432,30

UY 154 GFS         432,30

?? ? ?             432,30

206x13             58,20

Free Rot           69,00

130/705 H          65.50

?x1                65,50

SURCHARGE KUHLSEW:

Straight needles $ 28,70 per 1.000

Curved needles $45,20 per 1.000

SURCHARGE FOR SMALL SIZES:

      #40   $48,10 per 1.000

      #45   $40,50 per 1.000

      #50   $36,60 per 1.000

      #55   $31,80 per 1.000